                  EXECUTION VERSION

FIRST AMENDMENT, CONSENT AND
WAIVER TO CREDIT AGREEMENT

FIRST AMENDMENT, CONSENT AND WAIVER, dated as of October 10, 2007 (this “Amendment”), to the AMENDED AND RESTATED CREDIT AGREEMENT, dated as of November 15, 2006 (as the same may be further amended, supplemented, extended or restated, or otherwise modified from time to time, the “Credit Agreement”), among BROOKDALE SENIOR LIVING INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (the “Lenders”), LEHMAN BROTHERS INC. and CITIGROUP GLOBAL MARKETS INC., as joint lead arrangers and joint bookrunners (in such capacity, the “Joint Lead Arrangers”), GOLDMAN SACHS CREDIT PARTNERS L.P., LASALLE BANK NATIONAL ASSOCIATION and BANC OF AMERICA SECURITIES LLC, as co-arrangers (in such capacity, the “Co-Arrangers”), LASALLE BANK NATIONAL ASSOCIATION and BANK OF AMERICA, N.A., as co-syndication agents (in such capacity, the “Co-Syndication Agents”), GOLDMAN SACHS CREDIT PARTNERS L.P. and CITICORP NORTH AMERICA, INC., as co-documentation agents (in such capacity, the “Co-Documentation Agents”) and LEHMAN COMMERCIAL PAPER INC., as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower has requested that the Lenders amend the Credit Agreement to clarify that certain types of guarantees are excluded from the definition of “Indebtedness”;

WHEREAS, the Borrower has requested that the Lenders also amend the Credit Agreement to permit additional Investments among other amendments; and

WHEREAS, the Lenders have agreed to amend the Credit Agreement solely upon the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree as follows:

1.  Defined Terms.  Unless otherwise noted herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

2.  Amendment to Section 1.1 of the Credit Agreement (Defined Terms).

(a)  Section 1.1 of the Credit Agreement is hereby amended by adding the following new defined terms in the appropriate alphabetical order:

  “Construction Completion Obligation”:  the obligation of any Subsidiary of the Borrower to complete the construction of a community to be completed by such Subsidiary.

  “Effective Termination Date”:  as defined in Section 2.6.

  “Entrance Fee Refund”:  the obligation of any Subsidiary to refund all or a portion of any entrance fee paid by a resident of a community owned and/or operated by a Subsidiary upon the termination of such resident’s occupancy, including but not limited to such obligations structured through master trusts or similar arrangements.

  “First Amendment”:  the First Amendment to this Agreement, dated as of October 10, 2007.

  “First Amendment Effective Date”:  the “Amendment Effective Date” as defined in the First Amendment.

  “Operating Deficits”:  community expenses (including any debt service) of a pre-stabilized and/or newly constructed community owned and/or operated by a Subsidiary to the extent they exceed the operating revenues at such community.

(b)  Section 1.1 of the Credit Agreement is hereby further amended by inserting at the end of the definition of “Capital Lease Obligations” the words “For the avoidance of doubt, “Capital Lease Obligations” shall not include leases of operating assets which are required to be classified and accounted for as a capital lease by GAAP.

(c)  Section 1.1 of the Credit Agreement is hereby further amended by deleting the last sentence in the definition of “Indebtedness” and inserting the following at the end of the definition:

  “For the avoidance of doubt, “Indebtedness” shall not include any guarantee by the Borrower or any of its Subsidiaries of obligations under, or relating to, any operating lease, Construction Completion Obligation and Entrance Fees Refund.”

(d)  Section 1.1 of the Credit Agreement is hereby further amended by deleting the definitions of “Consolidated Adjusted Debt”, “Consolidated Total Debt”, “LaSalle L/C Termination Date” and “Revolving Credit Termination Date” and substituting in lieu thereof the following new definitions in the appropriate alphabetical order:

“Consolidated Adjusted Debt”:  at any date, an amount equal to (a) Funded Debt of the Borrower and its Subsidiaries on such date, determined on a consolidated basis in accordance with GAAP plus (b) the product of Consolidated Lease Expense for the period of four consecutive fiscal quarters most recently ended on or prior to such date multiplied by eight minus (c) the amount of cash and Cash Equivalents held by the Borrower and its Subsidiaries on such date (provided that, the amount deducted pursuant to this clause (c) shall not exceed $80,000,000 on any date of determination).

“Consolidated Total Debt”:  at any date, an amount equal to (x) without duplication, the aggregate principal amount of all Indebtedness of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP minus (y) the amount of cash and Cash Equivalents held by the Borrower and its Subsidiaries on such date (provided that, the amount deducted pursuant to this clause (y) shall not exceed $80,000,000 on any date of determination).

“LaSalle L/C Termination Date”:  November 15, 2008 or such later date as extended pursuant to Section 2.6.

“Revolving Credit Termination Date”:  November 15, 2008 or such later date as extended pursuant to Section 2.6.

3.  Amendment to Section 2.1 of the Credit Agreement (Revolving Credit Commitments).  Section 2.1(a) of the Credit Agreement is hereby amended by deleting the proviso at the end of such Section in its entirety and substituting in lieu thereof the following new proviso:

“, provided that, (i) no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Revolving Credit Termination Date then in effect unless the Borrower has elected to extend such Effective Termination Date pursuant to Section 2.6 and (ii) if the Revolving Credit Termination Date has been extended in accordance with Section 2.6 hereof, no Revolving Credit Loan shall be made as a Eurodollar Loan after the date that is one month prior to the Revolving Credit Termination Date then in effect.”

4.  Amendment to Section 2.6 of the Credit Agreement (Extension of the Maturity Date).  Section 2.6 of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following:

“2.6           Extension of the Termination Dates.  (a)  During the period commencing not more than 90 days prior to, and ending not less than 30 days prior to, the Revolving Credit Termination Date and/or the LaSalle L/C Termination Date, as applicable, then in effect (each, an “Effective Termination Date”), the Borrower may request a three month extension of the Revolving Credit Termination Date and/or the LaSalle L/C Termination Date by delivering written notice (an “Extension Request Notice”) of such request to the Administrative Agent, which the Administrative Agent shall distribute promptly to the applicable Lenders, provided that, (i) the Borrower may not submit more than two Extension Request Notices for each of the Revolving Credit Facility or the LaSalle L/C Facility and (ii) the Borrower may deliver an Extension Request Notice for the first such extension on or after the First Amendment Effective Date.

(b)           Each extension of each of the Revolving Credit Termination Date and the LaSalle L/C Termination Date shall become automatically effective on the applicable Effective Termination Date subject to the satisfaction of the following conditions precedent:

(i)           with respect to each extension of the Revolving Credit Termination Date, the Borrower shall pay to the Administrative Agent, for distribution to each Revolving Credit Lender which holds a Revolving Credit Commitment on the applicable Effective Termination Date, a one-time fee in an amount equal to 0.1875% of the Revolving Credit Commitment of such Lender on such date (or, if the Revolving Credit Commitments have been terminated, the aggregate principal amount of the Revolving Credit Loans then outstanding);

(ii)           with respect to each extension of the LaSalle L/C Termination Date, the Borrower shall pay to the Administrative Agent, for distribution to LaSalle, a one-time fee in an amount equal to 0.1875% of the LaSalle L/C Commitment on the applicable Effective Termination Date (or, if the LaSalle L/C Commitment has been terminated, the aggregate amount of LaSalle L/C Obligations on such date); and

(iii)           no Default or Event of Default shall have occurred and be continuing either on the date that the Borrower has delivered to the Administrative Agent the request to extend the Revolving Credit Termination Date and/or the LaSalle L/C Termination Date, or on the applicable Effective Termination Date in effect immediately prior to giving effect to such extension.”

5.  Amendment to Section 2.11 of the Credit Agreement (Conversion and Continuation Options).  Section 2.11(a) of the Credit Agreement is hereby amended by deleting the second sentence thereof in its entirety and substituting in lieu thereof the following:

“The Borrower may elect from time to time to convert Base Rate Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days’ prior irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefor), provided that no Base Rate Loan under a particular Facility may be converted into a Eurodollar Loan (i) when any Event of Default has occurred and is continuing and the Administrative Agent has, or the Required Lenders have, determined in its or their sole discretion not to permit such conversions or (ii) after the date that is one month prior to the Revolving Credit Termination Date then in effect unless the Borrower has elected to extend the Revolving Credit Termination Date pursuant to Section 2.6 and, if the Revolving Credit Termination Date has been extended in accordance with Section 2.6 hereof, no Revolving Credit Loan shall be made as a Eurodollar Loan after the date that is one month prior to the Revolving Credit Termination Date then in effect.”

6.  Amendment to Section 6.11 of the Credit Agreement (Additional Collateral, etc.).  Section 6.11 of the Credit Agreement is hereby amended by inserting immediately following the words “created or acquired in connection with an Acquisition” the words “with a purchase price exceeding $10,000,000”.

7.  Amendment to Section 7.1 of the Credit Agreement (Financial Condition Covenants).  Section 7.1(a) of the Credit Agreement is hereby amended by deleting the table set forth in such Section in its entirety and substituting in lieu thereof the following new table:
Fiscal Quarter	Consolidated Leverage Ratio
FQ4 2006 through FQ2 2008	7.25 to 1.00
FQ3 2008 through FQ4 2008	7.00 to 1.00
FQ1 2009 and each fiscal quarter thereafter	6.75 to 1.00

8.  Amendments to Section 7.2 of the Credit Agreement (Limitation on Indebtedness).

(a)  Section 7.2(c) of the Credit Agreement is hereby amended by deleting clause (i) of such Section in its entirety and substituting in lieu thereof the following new clause (i):

“(i)  assumed by the Borrower and its Subsidiaries in connection with any Acquisition; provided that, at the time of the assumption of such Capital Lease Obligations, a certificate of a Responsible Officer shall have been delivered to the Administrative Agent, which shall include a computation demonstrating Pro Forma Compliance with the financial covenants contained in Section 7.1 after giving effect to such Capital Lease Obligations if either (x) the aggregate amount of such Capital Lease Obligations assumed by the Borrower and its Subsidiaries in connection with such Acquisition exceeds $1,000,000 or (y) the aggregate amount of such Capital Lease Obligations assumed by the Borrower and its Subsidiaries in connection with Acquisitions since the Closing Date exceeds $25,000,000 at any one time outstanding; and provided further that, such Capital Lease Obligations existed at the time of such Acquisition and were not created in connection therewith or in contemplation thereof, or”

(b)  Section 7.2(e) of the Credit Agreement is hereby amended by deleting clause (vi) of such Section in its entirety and substituting in lieu thereof the following new clause (vi):

“(vi)  obligations of any Subsidiary in an aggregate amount not exceeding (A) $150,000,000 at any one time outstanding to the extent not otherwise permitted by Section 7.2(d) or clauses (i), (ii), (iii), (iv) or (v) of this Section 7.2(e) minus (B) the amount of Investments made in accordance with Section 7.7(j)(iii);”

(c)  Section 7.2(f) of the Credit Agreement is hereby amended by deleting the words following “provided further that” and substituting in lieu thereof the following:

“after giving effect to such additional Indebtedness, (i) the Borrower shall be in Pro Forma Compliance with the financial covenants contained in Section 7.1 hereof and (ii) no Event of Default shall exist.  For such Indebtedness exceeding $100,000,000 individually, at the time of or prior to the incurrence of such Indebtedness, the Borrower shall deliver to the Administrative Agent a pro forma Compliance Certificate certifying (and including computations in reasonable detail) that, after giving effect to such additional Indebtedness, the requirements in clauses (i) and (ii) of this Section 7.2(f) have been met.  For the purposes of this Section 7.2, pledges of Hedge Agreements and posting of letters of credit in lieu of reserves shall not constitute credit support;”

(d)  Section 7.2(h) of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following:

“(h)           Indebtedness (excluding any Recourse Indebtedness except to the extent such Recourse Indebtedness does not exceed $75,000,000 in the aggregate outstanding at any one time) assumed by the Borrower or any Subsidiary in connection with any Acquisition; provided that, such Indebtedness existed at the time of such Acquisition and was not created in connection therewith or in contemplation thereof; and provided further that, after giving effect to such additional Indebtedness, (i) the Borrower shall be in Pro Forma Compliance with the financial covenants contained in Section 7.1 hereof and (ii) no Event of Default shall exist.  For such Indebtedness exceeding $100,000,000 individually, at the time of or prior to the incurrence of such Indebtedness, the Borrower shall deliver to the Administrative Agent a pro forma Compliance Certificate certifying (and including computations in reasonable detail) that, after giving effect to such additional Indebtedness, the requirements in clauses (i) and (ii) of this Section 7.2(h) have been met;”

(e)  Section 7.2(i) of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following:

“(i)           Indebtedness of a Non-Recourse Subsidiary Borrower secured solely by the Capital Stock of the Non-Recourse Subsidiary Borrower or any other Non-Recourse Subsidiary Borrower; provided that, after giving effect to such additional Indebtedness, (i) the Borrower shall be in Pro Forma Compliance with the financial covenants contained in Section 7.1 hereof and (ii) no Event of Default shall exist; and provided further that, if such Indebtedness exceeds $25,000,000 individually, at the time of or prior to the incurrence of such Indebtedness, the Borrower shall deliver to the Administrative Agent a pro forma Compliance Certificate certifying (and including computations in reasonable detail) that, after giving effect to such additional Indebtedness, the requirements in clauses (i) and (ii) of this Section 7.2(i) have been met;”

9.  Amendment to Section 7.6 of the Credit Agreement (Limitation on Restricted Payments).  Section 7.6(c) of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following:

“(c)           the Borrower may pay dividends to the holders of its Capital Stock, provided that, after giving effect to such Restricted Payment, (i) the Borrower shall be in Pro Forma Compliance with the financial covenants contained in Section 7.1 hereof and (ii) no Event of Default shall exist; and provided further that, if the amount of such Restricted Payment exceeds an amount equal to 112% of the immediately prior Restricted

Payment, at the time of or prior to such Restricted Payment, the Borrower shall deliver to the Administrative Agent a pro forma Compliance Certificate certifying (and including computations in reasonable detail) that, after giving effect to such Restricted Payment, the requirements in clauses (i) and (ii) of this Section 7.6(c) have been met;”

10.  Amendments to Section 7.7 of the Credit Agreement (Limitation on Investments).

(a)  Section 7.7(f) of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following:

“(f)           Acquisitions that are consistent with, and otherwise in connection with, those businesses in which the Borrower and its Subsidiaries are engaged on the date hereof and/or that are reasonably related thereto, including, without limitation, any advance, any loan or extension of credit made by the Borrower and its Subsidiaries to the seller on an interim basis in connection with any such Acquisition on account or in lieu of the consideration for such Acquisition pursuant to the terms of an acquisition agreement among the Borrower and/or the relevant Subsidiary and the seller; provided that, after giving effect to such Investment, (i) the Borrower shall be in Pro Forma Compliance with the financial covenants of Section 7.1 hereof and (ii) no Event of Default shall exist; and provided further that, if such Investment exceeds $125,000,000 individually, at the time of or prior to the consummation of such Acquisition, the Borrower shall deliver to the Administrative Agent a pro forma Compliance Certificate certifying (and including computations in reasonable detail) that, after giving effect to such Investment, the requirements in clauses (i) and (ii) of this Section 7.7(f) have been met;”

(b)  Section 7.7 of the Credit Agreement is hereby further amended by (i) deleting “and” at the end of Section 7.7(g), (ii) deleting “.” at the end of Section 7.7(h) and inserting “;” in lieu thereof and (iii) inserting the following new sections in the appropriate alphabetical order:

“(i)           (i) agreements by the Borrower and the Subsidiary Guarantors to make Investments in any Subsidiary to the extent of any Operating Deficits, (ii) Guarantee Obligations by the Borrower and the Subsidiary Guarantors of Entrance Fee Refunds and (iii) Investments consisting of customary completion guarantees provided by the Borrower and the Subsidiary Guarantors of Construction Completion Obligations in connection with Indebtedness permitted by Sections 7.2(f) and (g), provided that, the aggregate amount of payments made pursuant to such agreements, Guarantee Obligations and completion guarantees shall not exceed $40,000,000 during the term of this Agreement;

(j)           the Borrower or any Subsidiary of the Borrower may make advances, loans, extensions of credit or capital contributions to any Subsidiary of the Borrower (i) to fund Acquisitions contemplated by Section 7.7(f), (ii) to pay operating expenses, debt service, lease payments, capital expenditures and any other expenses incurred by such Subsidiary in the ordinary course of business and (iii) in an aggregate amount not exceeding (A) $150,000,000 during the term of this Agreement in connection with expanding existing assets or engaging in de novo development activity of such Subsidiary minus (B) the aggregate amount of Guarantee Obligations outstanding in accordance with Section 7.2(e)(vi); provided that, in each case, if any such Investment is made in a new Subsidiary, the Borrower shall comply with the requirements of Section 6.11; and

(k)           any other Investment by the Borrower or any of its Subsidiaries not otherwise permitted under this Section 7.7 not exceeding $5,000,000 individually or $25,000,000 in the aggregate at any one time outstanding.”

11.  Conditions to Effectiveness.  This Amendment shall become effective upon the date (the “Amendment Effective Date”) on which the Administrative Agent shall have received:

(a)  This Amendment, executed and delivered by a duly authorized officer of the Borrower and the Administrative Agent.

(b)  An Acknowledgment and Consent, substantially in the form of Exhibit A hereto (an “Acknowledgment and Consent”), duly executed and delivered by each Grantor.

(c)  A Lender Consent Letter, substantially in the form of Exhibit B (a “Lender Consent Letter”), duly executed and delivered by the Required Lenders.

12.  Representations and Warranties.  The Borrower hereby represents and warrants to the Administrative Agent and each Lender that as of the Amendment Effective Date (before and after giving effect to this Amendment):

(a)  Each Loan Party has the requisite power and authority to make, deliver and perform this Amendment and the Acknowledgment and Consent (collectively, the “Amendment Documents” to which it is a party.

(b)  Each Loan Party has taken all necessary corporate or other action to authorize the execution, delivery and performance of the Amendment Documents to which it is a party.  No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Amendment Documents, or the execution, delivery, performance, validity or enforceability of this Amendment or the other Amendment Documents, except (i) consents, authorizations, filings and notices which have been obtained or made and are in full force and effect and (ii) the filings contemplated by Section 4.19 of the Credit Agreement.  Each Amendment Document has been duly executed and delivered on behalf of each Loan Party that is a party thereto.  Each Amendment Document and the Credit Agreement, as amended hereby (the “Amended Credit Agreement”) constitutes a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(c)  The execution, delivery and performance of the Amendment Documents will not violate any Requirement of Law or any Contractual Obligation of the Borrower or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents).

(d)  Each of the representations and warranties made by any Loan Party herein or in or pursuant to the Loan Documents is true and correct in all material respects on and as of the Amendment Effective Date as if made on and as of such date (except that any representation or warranty which by its terms is made as of an earlier date shall be true and correct in all material respects as of such earlier date).

(e)  The Borrower and the other Loan Parties have performed in all material respects all agreements and satisfied all conditions which this Amendment and the other Loan Documents provide shall be performed or satisfied by the Borrower or the other Loan Parties on or before the Amendment Effective Date.

(f)  After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing, or will result from the consummation of the transactions contemplated by this Amendment.

13.  Payment of Expenses.  The Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

14.  Limited Effect.  Except as expressly provided hereby, all of the terms and provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect.  The amendments contained herein shall not be construed as a waiver or amendment of any other provision of the Credit Agreement or the other Loan Documents or for any purpose except as expressly set forth herein or a consent to any further or future action on the part of the Borrower that would require the waiver or consent of the Administrative Agent or the Lenders.

15.  Governing Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

16.  Counterparts.  This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart.  A set of the copies of this Amendment and the Lender Consent Letters signed by all the parties shall be lodged with the Administrative Agent.  Delivery of an executed signature page of this

Agreement or of a Lender Consent Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

17.  Binding Effect.  The execution and delivery of the Lender Consent Letter by any Lender shall be binding upon each of its successors and assigns (including assignees of its Loans in whole or in part prior to effectiveness hereof).

18.  Headings, etc.  Section or other headings contained in this Amendment are for reference purposes only and shall not in any way affect the meaning or interpretation of this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BROOKDALE SENIOR LIVING INC.

By:	/s/ George Hicks
	Name:	George Hicks
	Title:	EVP

LEHMAN COMMERCIAL PAPER INC.,
as Administrative Agent

By:	/s/ Craig Malloy
	Name:	Craig Malloy
	Title:	Authorized Signatory

        [Signature Page to First Amendment to the Credit Agreement]

EXHIBIT A to
FIRST AMENDMENT

ACKNOWLEDGMENT AND CONSENT

Reference is made to the FIRST AMENDMENT, CONSENT AND WAIVER, dated as of October 10, 2007 (as the same may be further amended, supplemented, extended or restated or otherwise modified from time to time, the “Amendment”), to the AMENDED AND RESTATED CREDIT AGREEMENT, dated as of November 15, 2006 (as the same may be further amended, supplemented, extended or restated, or otherwise modified from time to time, the “Credit Agreement”), among BROOKDALE SENIOR LIVING INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (the “Lenders”), LEHMAN BROTHERS INC. and CITIGROUP GLOBAL MARKETS INC., as joint lead arrangers and joint bookrunners (in such capacity, the “Joint Lead Arrangers”), GOLDMAN SACHS CREDIT PARTNERS L.P., LASALLE BANK NATIONAL ASSOCIATION and BANC OF AMERICA SECURITIES LLC, as co-arrangers (in such capacity, the “Co-Arrangers”), LASALLE BANK NATIONAL ASSOCIATION and BANK OF AMERICA, N.A., as co-syndication agents (in such capacity, the “Co-Syndication Agents”), GOLDMAN SACHS CREDIT PARTNERS L.P. and CITICORP NORTH AMERICA, INC., as co-documentation agents (in such capacity, the “Co-Documentation Agents”) and LEHMAN COMMERCIAL PAPER INC., as administrative agent (in such capacity, the “Administrative Agent”).  Unless otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement are used herein as therein defined.

Each of the undersigned parties to the Amended and Restated Guarantee and Pledge Agreement, dated as of November 15, 2006 (the “Guarantee and Pledge Agreement”) hereby (a) consents to the transactions contemplated by the Amendment and (b) acknowledges and agrees that the guarantees and grants of security interests made by such party contained in the Guarantee and Pledge Agreement are, and shall remain, in full force and effect after giving effect to the Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Acknowledgement and Consent to be duly executed and delivered by their respective proper and duly authorized officers as of October 10, 2007.

BROOKDALE SENIOR LIVING INC.

By:	/s/ George Hicks
	Name:	George Hicks
	Title:	EVP

BROOKDALE LIVING COMMUNITIES, INC.

By:	/s/ George Hicks
	Name:	George Hicks
	Title:	EVP

AMERICAN RETIREMENT CORPORATION

By:	/s/ George Hicks
	Name:	George Hicks
	Title:	EVP

FEBC-ALT INVESTORS LLC

By:	/s/ George Hicks
	Name:	George Hicks
	Title:	EVP

FEBC-ALT HOLDINGS INC.

By:	/s/ George Hicks
	Name:	George Hicks
	Title:	EVP

        [Signature Page to Acknowledgment and Consent]

ALTERRA HEALTHCARE CORPORATION

By:	/s/ George Hicks
	Name:	George Hicks
	Title:	EVP

        [Signature Page to Acknowledgment and Consent]

      EXHIBIT B to
                               FIRST AMENDMENT

LENDER CONSENT LETTER

BROOKDALE SENIOR LIVING INC.
CREDIT AGREEMENT
DATED AS OF NOVEMBER 15, 2006

To:          Lehman Commercial Paper Inc.,
   as Administrative Agent
745 Seventh Avenue
New York, New York 10019
Attn:   Craig Malloy

Ladies and Gentlemen:

Reference is made to the AMENDED AND RESTATED CREDIT AGREEMENT, dated as of November 15, 2006 (as the same may be further amended, supplemented, extended or restated, or otherwise modified from time to time, the “Credit Agreement”), among BROOKDALE SENIOR LIVING INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (the “Lenders”), LEHMAN BROTHERS INC. and CITIGROUP GLOBAL MARKETS INC., as advisors, joint lead arrangers and joint bookrunners (in such capacity, the “Joint Lead Arrangers”), GOLDMAN SACHS CREDIT PARTNERS L.P., LASALLE BANK NATIONAL ASSOCIATION and BANC OF AMERICA SECURITIES LLC, as co-arrangers (in such capacity, the “Co-Arrangers”), LASALLE BANK NATIONAL ASSOCIATION and BANK OF AMERICA, N.A., as co-syndication agents (in such capacity, the “Co-Syndication Agents”), GOLDMAN SACHS CREDIT PARTNERS L.P. and CITICORP NORTH AMERICA, INC., as co-documentation agents (in such capacity, the “Co-Documentation Agents”) and LEHMAN COMMERCIAL PAPER INC., as administrative agent (in such capacity, the “Administrative Agent”).  Unless otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement are used herein as therein defined.

The Borrower has requested that the Required Lenders consent to amend the provisions of the Credit Agreement solely on the terms described in the First Amendment, Consent and Waiver to Credit Agreement, dated as of October 10, 2007, substantially in the form delivered to the undersigned Lender on or prior to the date hereof (the “Amendment”).

Pursuant to Section  10.1 of the Credit Agreement, the undersigned Lender hereby consents to the execution by the Administrative Agent of the Amendment.

Very truly yours,

(NAME OF LENDER)

By:
Name:
Title:
Dated: October __, 2007

        [Signature Page to Lender Consent Letter]

Accepted and agreed:

LEHMAN COMMERCIAL PAPER INC.,
as Administrative Agent

By:
Name:
	Title:	Authorized Signatory

 [Signature Page to Lender Consent Letter]